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                                                                      Exhibit 21

                                 SUBSIDIARIES OF
                               DIME BANCORP, INC.
                                 (As of 9/3/97)

Dime Capital Trust I*
Dime Capital Trust II*
The Dime Savings Bank of New York, FSB


                                 SUBSIDIARIES OF
                     THE DIME SAVINGS BANK OF NEW YORK, FSB
                                 (AS OF 9/3/97)

Accord Agency, Inc.
Accord Realty Management Corporation
Acorn Properties Inc.
Anchor Mortgage Resources, Inc.(1)
Anchor Properties of New Jersey, Inc.
Anchor Property Corp.
Anchor Residential Facilities Corporation(2)
Anchor Systems Corp.(3)
April Park Corp.
ASB Agency, Inc.
69-30 Austin Holding Corp.
Bankers Federal Service Corporation
Beech Real Estate Management Inc.
BFED I Corp.
BFS Credit Corp.
BFS Financial Corporation(4)
555 Biltmore, Inc.(5)
Cedar Real Estate Management Corp.
445 Cedarhurst, Inc.
The Chelsea Accord Corporation
Colonial Bristol Inc.
The Dalton Accord Corporation(6)
The Dime Agency, Inc.
Dime CRE, Inc.
Dime Florida Consolidation Corp.(7)
Dime Funding, Inc.
Dime Mortgage, Inc.(8)
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 * This business trust is owned by Dime Bancorp, Inc.

 (1) Formerly known as Mortgage Resources, Inc.
 (2) Formerly known as Anchor Facilities Corp.
 (3) Formerly known as Suburban Coastal Systems Corporation f/k/a Coastal Computer Services, Inc.
 (4) Formerly known as BFS Finance Corp.
 (5) Formerly known as Alhambra Circle, Inc.
 (6) Formerly known as the Sutton East Accord Corporation.
 (7) Formerly known as Dime Mortgage Company, Inc. f/k/a The Dime Real Estate Services, Inc.
 (8) Formerly known as Dime Mortgage of Georgia, Inc.
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Dime Mortgage of New Jersey, Inc.(9)
Dime NJ Agency, Inc.(10)
The Dime Real Estate Services--Connecticut, Inc.
Dime Securities of New York, Inc.(11)
DNJ Agency, Inc.
Dogwood Real Estate Corp.
The E-F Battery Accord Corporation
Evergreen Real Estate Corp.
Fameslinc, Inc.(12)
Fayette Properties Inc.
Fayette Properties of New Jersey, Inc.
F.C. Ltd.
Fir Real Estate Corp.
Garden Management Co., Inc.
Granny Road Land Corp.
Greenleaf Real Estate Corp.
Harmony Agency, Inc.(13)
Hemlock Real Estate Management Corp.
Heritage Community Service Corp.
Inservco, Inc.
Iris Real Estate Management Corp.
John Street Service Corp.
Juniper Real Estate Management Corp.
1101 Kennedy, Inc.
Lakeview Land Corp.(14)
Lawrence Avenue Corp.(15)
520 Linc, Inc.
Lincoln Barry Gardens Acquisition Corp.
Lincoln Realty Capital, Inc.(16)
Lincoln RRE Corporation
Lincoln Tudor Court Acquisition Corp.
Lincoln Ventures Group Ltd.
Locust Real Property Management Inc.
Maple Real Property Management Inc.
Medford Associates, Inc.
Midway Holdings Inc.(17)
The Mount Kisco Accord Corporation
78 New Linc Corporation(18)
New Pelhamco Inc.
Nickel Purchasing Company, Inc.
Nifty Corp.

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 (9) Formerly known as Dime of New Jersey, Inc.
 (10) Formerly known as ASB/NJ Agency Inc. f/k/a Suburban Coastal Insurance Services, Inc. f/k/a Coastal Insurance Services, Inc.
(11) Formerly known as TDA Securities Inc.
(12) Formerly known as 3489 Broadlinc, Inc.
(13) Formerly known as Allrisk Agency, Inc.
(14) Formerly known as 685 Parker Street Inc.
(15) Formerly known as 220 Central Avenue Corp. f/k/a Hicks Street, Inc.
(16) Formerly known as Accord Properties, Inc.
(17) Formerly known as Midway Green Inc.
(18) Formerly known as 78 New Linc Corp.
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Northeast Appraisals, Inc.
Northshore Consolidation Corp.(19)
Nutmeg Real Estate Corp.
Oak Real Estate Corp.
847218 Ontario Limited
847219 Ontario Limited
847220 Ontario Limited
847221 Ontario Limited
Panther Lane Inc.
Pelham Venture Inc.
620-622 Pelhamdale Avenue Owners Corporation
Pembroke and Livingston, Inc.
Pine Real Estate Management Corp.
Plainview Inn, Inc.
1804 Plaza Corp.(20)
Recon Services Corp.(21)
Reservoir Avenue Management, Inc.
The Seventh Avenue Accord Corporation
299 Shore Lee Corp.
The Sixth Avenue Accord Corporation
Sky Resort, Inc.
Somerset Consolidation Corporation
Standard of Georgia Insurance Agency, Inc.
47th Street Property Corp.
Uniondale Holdings Inc.
Vanderventer Corp.
952 W. Third St. Corp.(22)
Waccaboro Corp.
Wappingers Falls Development Corp.
Windy Ridge Corp.
Yellowstone Venture, Inc.






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(19) Formerly known as Dime Consolidation Company, Inc.
(20) Formerly known as Prince Farms Development Corp. f/k/a Pearl Plaza Inc. f/k/a Park Lane South Corp.
(21) Formerly known as 1441 Grant Linc, Inc.
(22) Formerly known as Macarthur Inc.